Exhibit 99.1

XOMA Enters into Agreement to Acquire Kinnate Biopharma

for Between $2.3352 and $2.5879 in Cash Per Share

Plus a Contingent Value Right

Upon closing, XOMA anticipates adding approximately $9.5 million in cash to its balance sheet and several early-stage programs to potentially add to its royalty portfolio

EMERYVILLE, Calif., February 16, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (NASDAQ: XOMA) announced today it has entered an agreement to acquire Kinnate Biopharma Inc. (NASDAQ: KNTE) for (i) a base cash price of $2.3352 per share (the Base Price) and (ii) an additional cash amount of not more than $0.2527 per share (together with the Base Price, the Cash Amount) at the closing of the merger plus a non-transferable contingent value right (CVR), representing the right to receive 85% of the net proceeds from any out license or sale of the Kinnate programs effected within one year of closing of the merger or 100% of the net proceeds from any out license or sale executed prior to the closing.

“This acquisition will further add to our sizable cash balance that resulted from the VABYSMO transaction, as well as potentially add several programs to our royalty portfolio,” stated Owen Hughes, Chief Executive Officer of XOMA. “Given our successful history of out licensing assets and technologies, we will look to monetize Kinnate’s precision oncology programs to the benefit of Kinnate and XOMA shareholders alike.”

Following a thorough review process conducted with the assistance of its legal and financial advisors, Kinnate’s Board of Directors has determined that the acquisition by XOMA is in the best interests of all Kinnate stockholders and has unanimously approved the Merger Agreement.

Terms

Pursuant and subject to the terms of the Merger Agreement, a wholly owned subsidiary of XOMA will commence a tender offer (the “Offer”) by March 4, 2024, to acquire all outstanding shares of Kinnate common stock. Closing of the Offer is subject to certain conditions, including the tender of Kinnate common stock representing at least a majority of the total number of outstanding shares; the availability of at least $120.0 million of cash, net of transaction costs, wind-down costs, and other liabilities, at closing, and other customary closing conditions. Immediately following the closing of the tender offer, Kinnate will merge with a subsidiary of XOMA, and all remaining shares not tendered in the offer, other than appraisal shares, will be converted into the right to receive the same cash and CVR consideration per share as is provided in the tender offer.

Kinnate shareholders holding approximately 46% of Kinnate common stock have signed support agreements under which such shareholders agreed to tender their shares in the Offer and support the merger. The acquisition is expected to close in April 2024.

Advisors

XOMA was represented by Gibson, Dunn & Crutcher LLP.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of milestone and royalty assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company founded with a mission to inspire hope in those battling cancer by expanding on the promise of targeted therapies. Kinnate concentrates its efforts on addressing known oncogenic drivers for which there are currently no approved targeted therapies and to overcome the limitations associated with existing cancer therapies, such as non-responsiveness or the development of acquired and intrinsic resistance.

Kinnate’s lead product candidates are investigational pan-RAF inhibitor, exarafenib, which targets cancers with BRAF and NRAS-driven alterations, and investigational FGFR inhibitor, KIN-3248, which is designed for cancers with FGFR2 and FGFR3 alterations. Kinnate also has early stage programs, including a c-MET inhibitor that targets resistant variants and a brain penetrant CDK4 selective program. For more information, visit Kinnate.com and on LinkedIn to learn about its most recent initiatives.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements, including statements regarding the expected timing and ability to satisfy the conditions required to close the tender offer, the merger and transactions related to the Merger Agreement, the ability of XOMA to monetize Kinnate’s programs for the benefit of XOMA and Kinnate shareholders, and the ability to achieve any dispositions within the disposition period under the CVR. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “approximately,” “look to,” “plan,” “expect,” “may,” “will,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks including the risk that XOMA does not achieve anticipated net cash after winding down Kinnate’s operations and concluding remaining clinical trial activities, the risk that XOMA is unable to develop or otherwise enter into dispositions related to the Kinnate programs, and risks that the conditions to the closing the merger in the Merger Agreement are not satisfied. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other filings with the Securities and Exchange Commission. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Kinnate referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that XOMA and its subsidiary will file with the SEC. At the time the tender offer is commenced, XOMA and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, Kinnate will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

The Offer to Purchase, related Letter of Transmittal and certain other tender offer documents, including Kinnate’s Solicitation/Recommendation Statement, will contain important information. Holders of Kinnate common stock are urged to read these documents carefully when they become available as they will contain important information. These materials will be made available to Kinnate common stock holders at no expense upon request and will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.investors.xoma.com.

XOMA Investor Contact Juliane Snowden XOMA Corporation +1 646-438-9754 juliane.snowden@xoma.com	XOMA Media Contact Kathy Vincent KV Consulting & Management +1 310-403-8951 kathy@kathyvincent.com

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